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                                                                    EXHIBIT 10.4

                INFORMATION SYSTEMS AND TELECOMMUNICATION CARRIER
                         TRANSITIONAL SERVICES AGREEMENT


                  This INFORMATION SYSTEMS AND TELECOMMUNICATION CARRIER TRANSITIONAL SERVICES AGREEMENT, entered into the ____ day of ____________, 1998, by and between E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation, with its principal place of business at 1007 Market Street, Wilmington, Delaware 19898 ("DuPont"), and CONOCO INC., a Delaware corporation, with its principal place of business at 600 North Dairy Ashford, Houston, Texas 77079 ("Conoco") (Conoco and DuPont, individually, a "Party"; collectively, the "Parties") and effective as of the date of the initial public offering of equity in Conoco (the "Effective Date").

                  WHEREAS, prior to the Effective Date, DuPont has made certain information system and telecommunication services available to Conoco and its affiliates, subsidiaries and divisions; and

                  WHEREAS, Conoco has requested that after Conoco's initial public offering certain of such services continue to be made available to Conoco and its affiliates, subsidiaries and divisions pursuant to this Agreement; and

                  WHEREAS, DuPont and Conoco have agreed that such services be made available on the terms and conditions set forth herein.

                  NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, DuPont and Conoco mutually covenant and agree as follows:


ARTICLE 1         TRANSITIONAL SERVICES PROVIDED.

                  1.01  DuPont Services.

(a) Upon the terms and subject to the conditions set forth in this Agreement, commencing on the Effective Date and throughout the Term (as defined in Section 5.01), DuPont shall provide to Conoco and its affiliates, subsidiaries and divisions the information systems services set forth in Appendix A (each, individually, a "DuPont Service"; collectively, the "DuPont Services").

(b) DuPont shall perform the DuPont Services exercising the same degree of care as it exercises in performing the same or similar services for its own account, with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions. Nothing in this Agreement shall require DuPont to provide priority to Conoco or its affiliates, subsidiaries or divisions with respect to the DuPont Services over DuPont's businesses or those of any of its affiliates, subsidiaries or divisions; provided, however, that upon Conoco's request and DuPont's agreement, DuPont shall, in certain emergency situations, provide priority to Conoco or its affiliates, subsidiaries



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         or divisions with respect to a DuPont Services over DuPont's businesses or those of any of its affiliates, subsidiaries or divisions.

 (c) Subject to Section 1.01(e), unless the Parties otherwise agree, DuPont shall not be required to provide:

         (i) directly, any service to Conoco or its affiliates, subsidiaries or divisions other than the DuPont Services;

         (ii) increased volume with respect to any DuPont Service above the typical volume provided to Conoco in respect of such DuPont Service immediately prior to the Effective Date;

         (iii) any DuPont Service at a level of service that is higher than the typical level of service, if any, that existed immediately prior to the Effective Date in respect of such DuPont Service;

         (iv) any DuPont Service to a location to which such DuPont Service was not provided immediately prior to the Effective Date; or

         (v) any DuPont Service to any affiliate, subsidiary or division of Conoco that was not receiving such DuPont Service immediately prior to the Effective Date.

(d) DuPont may modify a DuPont Service to the extent such modification is applicable to DuPont's provision of such service for its own account; provided, however, that in the event that a modification by DuPont pursuant to this Section 1.01(d) is a material modification (as reasonably determined by DuPont), DuPont shall provide at least 30 days' notice to Conoco prior to the date on which DuPont implements such modification.

(e) In the event that Conoco requests DuPont to modify a DuPont Service, DuPont shall use reasonable efforts to implement such modification; provided, however, that Conoco shall pay to DuPont any and all actual incremental or additional costs and expenses incurred by DuPont in connection with the implementation of any such modification and provision of such modified DuPont Service.

                  1.02  Third Party Services.

 (a) Upon the terms and subject to the conditions of this Agreement and any applicable agreements between DuPont and third party information systems service providers in effect as of the Effective Date (such agreements, collectively, the "Third Party IS Agreements"), commencing on the Effective Date and throughout the Term, DuPont shall provide to Conoco and its affiliates, subsidiaries and divisions, and Conoco and its affiliates, subsidiaries and divisions shall take from DuPont, the third party information systems services set forth in Appendix A (collectively, the "Third Party IS Services").

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(b)      Upon the terms and subject to the conditions of this Agreement and any applicable agreements between DuPont and third party telecommunication carrier service providers in effect as of the Effective Date (such agreements, collectively, the "Third Party Carrier Agreements"), commencing on the Effective Date and until the expiration date of the applicable Third Party Carrier Agreement, DuPont shall provide to Conoco and its affiliates, subsidiaries and divisions, and Conoco and its affiliates, subsidiaries and divisions shall take from DuPont, the third party telecommunication carrier services set forth in Appendix A (collectively, the "Third Party Carrier Services") (the Third Party IS Agreements and Third Party Carrier Agreements, collectively, the "Third Party Services Agreements") (the Third Party IS Services and Third Party Carrier Services, collectively, the "Third Party Services") (the DuPont Services and Third Party Services, collectively, the "Transitional Services".

(c) In the event that Conoco desires to continue to receive any Third Party Carrier Service after the expiration date of the Third Party Carrier Agreement under which such Third Party Carrier Service was provided to Conoco pursuant to this Agreement (such date being known as the "Expiration Date") (such Third Party Carrier Service being known as a "Renewal Third Party Carrier Service"), Conoco shall, no later than 150 days prior to the applicable Expiration Date provide notice to DuPont of such desire. If DuPont agrees to provide such Renewal Third Party Carrier Service to Conoco, (i) the Parties shall work together prior to the Expiration Date to determine Conoco's requirements with respect to such Renewal Third Party Carrier Service and (ii) upon the agreement of the Parties, the Parties shall enter into a new agreement or agreements, as the case may be, in respect of such Third Party Carrier Service.

(d) Subject to the terms and conditions of the applicable Third Party Services Agreement, except as the Parties otherwise agree, Conoco may request that a third party service provider provide to Conoco a new service or a modification to a Third Party Service and that DuPont provide its reasonable assistance to obtain such new service or modification; provided, however, that any request by Conoco pursuant to this Section 1.02(d) shall be made to DuPont or, upon the agreement of the Parties, directly to the applicable third party service provider; provided, further, that Conoco shall pay to DuPont any and all actual incremental or additional costs and expenses incurred by DuPont in connection with the (i) acquisition or implementation of any such new service or modified Third Party Service and (ii) provision of such new service or modified Third Party Service. Unless the Parties otherwise agree, any new services or modified Third Party Service requested by Conoco pursuant to this Section 1.02(d) shall be considered a Third Party IS Service or Third Party Carrier Service, as the case may be.

(e) Notwithstanding anything to the contrary in this Agreement, in the event that during the Term any Third Party Services Agreement under which a Third Party Service is being provided, expires or is terminated, in whole or in part, by either DuPont or the applicable third party, DuPont shall be relieved of any obligations under this Agreement with respect to such Third Party Service, including the obligation to provide such Third Party Service to Conoco or its affiliates, subsidiaries or divisions; provided, however, that,

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         unless the Parties otherwise agree, DuPont shall not be relieved of its obligations in the event that (i) DuPont terminates such Third Party Services Agreement for DuPont's convenience or (ii) the applicable third party service provider rightfully terminates such Third Party Services Agreement due to a default by DuPont. In the event that a material Third Party Service (as reasonably determined by DuPont) is terminated in accordance with this Section 1.02(e), DuPont will provide notice to Conoco of such termination as soon as reasonably practicable.

                  1.03  Transfer of Services.

(a) DuPont may transfer the provision of any DuPont Service to a third party service provider; provided, however, that such transfer does not result in the diminution in the provision of such transferred DuPont Service. After the transfer of the provision of a DuPont Service to a third party service provider pursuant to this Section 1.03(a), such transferred DuPont Service shall be considered a Third Party IS Service.

(b) DuPont may transfer the provision of any Third Party Service to DuPont; provided, however, that such transfer does not result in the diminution in the provision of such transferred Third Party Service. After the transfer of the provision of a Third Party Service to DuPont pursuant to this Section 1.03(b), such transferred Third Party Service shall be considered a DuPont Service.

(c) DuPont may transfer the provision of any Third Party Service to another third party service provider; provided, however, that such transfer does not result in the diminution in the provision of such transferred Third Party Service.

(d) The DuPont Services shall not include any of the Third Party Services and the Third Party Services shall not include any of the DuPont Services.

(e) In the event that the provision of a Third Party Service provided by CSC or Andersen Consulting LLP ("Andersen") is transferred pursuant to this Section 1.03, DuPont shall provide prior notice to Conoco of such transfer.

                  1.04  Representatives.

(a) No later than 30 days after the Effective Date, DuPont and Conoco shall each designate a representative to act as the primary contact person with respect to the provision of the Transitional Services (the "Service Coordinators").

(b) No later than 30 days after the Effective Date, DuPont and Conoco shall each designate a representative to act as the primary global contact person with respect to the provision of the Transitional Services worldwide (the "Global Service Coordinators").

(c) All communications relating to the provision of any Transitional Services shall be directed to the applicable Service Coordinator or its designee.

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(d)      Each Party shall provide 30 days' prior notice to the other Party of any change to its designated Service Coordinator and Global Service Coordinator.

                  1.05  No Obligation to Continue to Use Certain Services.

(a) Conoco shall provide notice to DuPont of its intent to terminate its receipt of a Third Party IS Service or DuPont Service prior to the fifteenth day of the applicable calendar month, with such termination to be effective no earlier than the last day of the following calendar month; provided, however, that subject to Conoco entering into an agreement or agreements with CSC pursuant to Section 5.04, Conoco shall not (i) terminate its receipt of any non-application CSC Service or
         (ii) reduce its demand for a non-application CSC Service (except as may result from Conoco's normal demand fluctuations for any such CSC Service as compared to the 12 months prior to the Effective Date).

(b) In the event any Third Party IS Service or DuPont Service is terminated by Conoco pursuant to this Section 1.05, DuPont may, in its sole discretion, terminate any directly related Transitional Services by providing 30 days' prior notice of such termination to Conoco.

(c) Unless the Parties otherwise agree, if any Third Party IS Service or DuPont Service is terminated by Conoco or DuPont, Conoco may not reinstitute its receipt of such Third Party IS Service or DuPont Service, as the case may be, and DuPont shall have no obligation to provide such Third Party IS Service or DuPont Service, as the case may be, to Conoco or its affiliates, subsidiaries or divisions under this Agreement.

(d) Conoco shall not (i) terminate its receipt of any Third Party Carrier Service or (ii) reduce its demand for any Third Party Carrier Service (except as may result from Conoco's normal demand fluctuations for any such Third Party Carrier Service as compared to the 12 months prior to the Effective Date).

                  1.06 DuPont Access. Conoco shall provide DuPont and its representatives and agents with access to its equipment, office space, plants and any other areas necessary for the provision of the Transitional Services (the "Conoco Sites"); provided, however, that such access shall not unreasonably interfere with the conduct of Conoco's business. DuPont and its representatives and agents shall comply with all of Conoco's standard policies and procedures as in effect from time to time with respect to the Conoco Sites, including procedures for the physical security of the Conoco Sites; provided that Conoco shall provide notice to DuPont of such policies and procedures.

                  1.07 Facilities. Except as otherwise provided in any lease agreement between the Parties, each Party shall provide the other Party, without cost to such other Party, reasonable use of any incidental office space necessary for the performance of such other Party's obligations under this Agreement.

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ARTICLE 2         COMPENSATION.

                  2.01 Consideration.

(a) As consideration for the provision of each Transitional Service, Conoco shall pay to DuPont, or its designees, the applicable fees in accordance with the provisions set forth in Appendix A.

(b) Except as expressly set forth in this Agreement, there shall be no charges or fees payable by Conoco in respect of DuPont's performance of its obligations pursuant to this Agreement.

                  2.02  Taxes.

(a) Income, Profits, and Capital Gains Taxes. DuPont shall pay all income and profits taxes and taxes on capital gains, and related fines, penalties and interest thereon assessed or levied against DuPont by any government authority or any political subdivision thereof or by the government of any other country against DuPont or DuPont's subcontractors in respect of the Transitional Services performed under this Agreement.

(b) Other Taxes. Any applicable sales, use, gross receipt, gross income, or any other excise tax imposed by any taxing jurisdiction covered by this Agreement shall be paid by the Party who is liable for the tax according to the laws of the jurisdiction involved.

                  2.03  Administrative Services.

(a) Conoco shall provide to DuPont, at no cost or expense to DuPont, the two and one half individuals (each, an "Incumbent Employee") that were performing certain administrative services in connection with DuPont's provision of the Transitional Services (the "Administrative Services") as of the Effective Date. As of the Effective Date, the Incumbent Employees shall be exclusively dedicated to perform the Administrative Services on a full-time basis. In the event that during the Term an Incumbent Employee ceases, in whole or in part, for any reason, to provide the Administrative Services, Conoco shall either (i) on the date that such Incumbent Employee ceases to provide the Administrative Services, provide to DuPont a full-time equivalent to replace such Incumbent Employee (such full-time equivalent being known as a "Replacement FTE") acceptable to DuPont or (ii) pay to DuPont $10,417.00 per month for each month in which Conoco does not provide a Replacement FTE acceptable to DuPont.

(b) Conoco may not remove a Replacement FTE unless DuPont consent to such removal or such Replacement FTE (i) voluntarily resigns from Conoco,
         (ii) is dismissed by Conoco or (iii) dies or is unable to work due to his or her disability. In the event that DuPont consents to the removal of a Replacement FTE or such Replacement FTE otherwise ceases to provide the Administrative Services pursuant to the preceding sentence, Conoco shall (x) on the date that such Replacement FTE ceases to provide the Administrative Services, provide to DuPont another Replacement FTE acceptable to DuPont or (y) pay to DuPont $10,417.00 per month for each month in which Conoco does not provide a Replacement FTE acceptable to

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DuPont or (y) pay to DuPont $10,417.00 per month for each month in which Conoco does not provide a Replacement FTE acceptable to DuPont.

(c) In the event that Conoco enters into a services agreement or agreements with CSC in accordance with Section 5.04, Conoco's obligations to provide Incumbent Employees, Replacement FTEs or make payments to DuPont pursuant to Section 2.03(a) and Section 2.03(b) shall cease 90 days after the date on which such agreement or agreements with CSC are entered into by Conoco and CSC .

                  2.04  Invoicing and Payment.

(a) Within 30 days after the last day of each month of the Term, DuPont, or its designees, shall invoice Conoco for the fees in respect of the Transitional Services performed during that month (the "Invoices"); provided, however, that any third party service provider that directly invoiced Conoco as of the Effective Date shall continue to directly invoice Conoco during the Term. Conoco's billing address shall be set forth in Appendix C.

(b) Conoco shall pay all undisputed amounts contained in the Invoices within 30 days after receipt thereof less any amount Conoco is required by law to withhold or deduct; provided, however, that if any third party service provider directly sends an Invoice to Conoco pursuant to
         Section 2.04(a), then Conoco shall comply with the payment provisions of the applicable Third Party Services Agreement under which such Invoice was sent. Any payments made to DuPont in accordance with this
         Section 2.04 shall not prejudice Conoco's right to subsequently dispute such payments.

(c)      In the event that Conoco disputes an Invoice with respect to:

         (i) a DuPont Service, Conoco shall, within 30 days of its receipt of the disputed Invoice, notify DuPont of the amount in dispute and specify Conoco's complaint. Conoco may withhold payment of such amounts in dispute without interest until the dispute is resolved; or

         (ii) a Third Party Service, Conoco may dispute such Invoice to the extent permitted under, and in accordance with, the terms and conditions of the applicable Third Party Services Agreement; provided, however, that such dispute shall not adversely affect DuPont's receipt of services or payment obligations, or result in a diminution in any of its rights or remedies, under such Third Party Services Agreement.

         Upon resolution of any dispute pursuant to this Section 2.04(c), Conoco shall promptly pay to DuPont or the applicable third party provider, as the case may be, any undisputed withheld amounts owed to DuPont or such third party service provider.

(d)      If any undisputed Invoice is not paid by Conoco in accordance with
         Section 2.04(b), upon 15 days' notice to Conoco, DuPont may, in its sole discretion, without any liability

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         or expense to Conoco or any entity by or through Conoco, immediately cease providing the Transitional Services for which such Invoice related until such Invoice is paid in full by Conoco. Nothing in this
         Section 2.04(d) shall affect DuPont's right or ability to terminate this Agreement as set forth in Article 5.

(e) In the event that DuPont is invoiced by Conoco in respect of any of the Third Party Services set forth in Appendix D, DuPont shall pay all undisputed amounts contained in such invoice within 30 days after receipt thereof less any amount DuPont is required by law to withhold or deduct. Any payments to Conoco in accordance with this Section 2.04(e) shall not prejudice DuPont's right to subsequently dispute such payments. In the event that DuPont disputes an invoice by Conoco, DuPont shall, within 30 days of its receipt of such disputed invoice, notify Conoco of such dispute and specify DuPont's complaint. DuPont may withhold payment of such amounts in dispute without interest until the dispute is resolved. Upon resolution of any dispute pursuant to this Section 2.04(e), DuPont shall promptly pay to Conoco any undisputed withheld amounts owed to Conoco.

                   2.05 Proration. All periodic fees or charges under this Agreement are to be computed on a calendar month basis and shall be prorated on a per diem basis for any partial month.

                   2.06 One-Time Payment to Conoco. No earlier than December 1, 1998 and no later than December 15, 1998, DuPont shall pay to Conoco $6,400,000.00 payable by wire transfer of immediately available funds at a bank designated by Conoco and in accordance with Conoco's reasonable instructions.


ARTICLE 3          LIMITATION OF LIABILITY AND WARRANTY.

                   3.01  DuPont Liability.

(a) Each of the Parties shall be liable to the other for any direct damages arising out of or relating to its performance or failure to perform under this Agreement; provided, however, that the aggregate liability of a Party to the other Party, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for any event, act or omission shall not exceed an amount equal to the greater of (i) $250,000.00 and (ii) 12 times the average aggregate monthly fees (based on calendar months) in respect of the DuPont Services paid by Conoco to DuPont since the Effective Date; provided, however, that the limitation on liability set forth in this Section 3.01(a) shall not apply to (x) the failure of Conoco to make payments to DuPont, or its designees, due under this Agreement, (y) breaches of Article 4, Section 1.05, Section
         5.04 or Section 7.17 or (z) indemnification claims, as set forth in
         Article 6.

(b) Notwithstanding anything to the contrary contained herein, in the event DuPont commits an error with respect to, or incorrectly performs or fails to perform, any DuPont Service, DuPont shall, at Conoco's request, use reasonable efforts to correct such performance or

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         failure to perform; provided, however, that DuPont shall have no obligation to recreate any lost or destroyed data to the extent such data cannot be cured by such performance.

(c) Notwithstanding anything to the contrary contained herein, DuPont shall not be liable to Conoco for any act or omission of any third party in connection with such third party (other than directly due to a default by DuPont in any agreement between DuPont and such third party) providing a Transitional Service.

                  3.02  Third Party Liability.

(a)      Conoco and its affiliates, subsidiaries and divisions shall irrevocably
         (i) assign and convey to DuPont, or its designee, without further consideration, any and all actions or claims arising out of or relating to the provision of a Transitional Service by a third party and (ii) waive any rights and remedies Conoco or its affiliates, subsidiaries or divisions may have with respect to any such actions or claims. In the event that DuPont recovers any damages in connection with an action or claim assigned to DuPont pursuant to this Section 3.02(a), DuPont shall pay to Conoco the portion of such damages attributable to such assigned action or claim less any amounts owed to DuPont in accordance with the following sentence. Conoco shall reimburse DuPont for any costs or expenses (including attorneys' fees and expenses) or liability or damages (in respect of any action or claim based on Conoco's acts or failure to act) incurred by DuPont in connection with DuPont bringing an action or claim on behalf of Conoco pursuant to this Section 3.02(a).

(b) Conoco acknowledges and agrees that with respect to any and all actions or claims, by or on behalf of Conoco or its affiliates, subsidiaries or divisions against a third party with respect to, or in connection with, such third party providing a Transitional Service, the aggregate liability of any such third party, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for any event, act or omission shall not exceed an amount equal to the lesser of (i) the limitation on damages set forth in the applicable Third Party Services Agreement under which such action or claim relates and (ii) 12 times the average monthly amount (based on calendar months) paid by, or attributable to, Conoco under the applicable Third Party Services Agreement under which such action or claim relates.

                  3.03 CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR AT LAW OR IN EQUITY, NEITHER PARTY SHALL BE LIABLE FOR, NOR SHALL THE MEASURE OF DAMAGES INCLUDE, ANY PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING OUT OF OR RELATING TO ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT.

                  3.04 Year 2000. Subject to the limitation of liability set forth in Section 3.01 and exculpation of liability set forth in Section 3.03, DuPont represents and warrants that the DuPont Services shall not be interrupted to the extent such interruption is caused by the failure of

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any software, hardware or equipment, in each such case, within DuPont's control, but excluding any software, hardware or equipment provided or maintained by a third party, to account for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year (a "Year 2000 Problem"). Notwithstanding anything to the contrary in this Agreement, DuPont shall not be liable for any damages arising out of or relating to any Year 2000 Problem that is caused by circumstances outside of DuPont's reasonable control. In the event that Conoco does not accept modifications, in whole or in part, by DuPont, or its designee, to any DuPont Service to avoid or remedy a Year 2000 Problem and applicable to DuPont's provision of such services for its own account, DuPont may cease to provide such DuPont Service to Conoco, until such time as Conoco accepts such modification.

                   3.05 DISCLAIMER. EXCEPT AS SPECIFIED IN SECTION 3.04, DUPONT MAKES NO OTHER WARRANTIES WITH RESPECT TO THE TRANSITIONAL SERVICES AND EXPLICITLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.


ARTICLE 4          CONFIDENTIALITY.

                   4.01 Obligation. With respect to confidential information disclosed in connection with this Agreement, Conoco and its affiliates, subsidiaries and divisions shall comply with the provisions in this Article 4; provided, however, that in the event that any confidential information is disclosed in connection with Conoco's or its affiliates', subsidiaries' or divisions' receipt of a Third Party Service, Conoco and its affiliates, subsidiaries and divisions shall also comply with any confidentiality provisions under the applicable Third Party Services Agreement that are in addition to, or more restrictive than, the provisions in this Article 4. DuPont shall provide to Conoco the applicable confidentiality provisions from such Third Party Services Agreements.

                   4.02 Confidentiality. In addition to any obligations of confidentiality pursuant to other agreements between the Parties, the Parties shall treat any confidential information disclosed in connection with this Agreement in accordance with the terms and conditions set forth in Appendix E.


ARTICLE 5          TERM AND TERMINATION.

                   5.01 Term. This Agreement shall commence on the Effective Date and remain in full force and effect until the date 24 months after the Effective Date (the "End Date") (the "Term") or such earlier date upon which all of the Transitional Services are terminated by Conoco in accordance with Section
1.05 or this Agreement is terminated in accordance with Section 5.02 or Section 7.11.



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                   5.02  Termination.

(a) If either Party defaults in the performance of any of its obligations under this Agreement (the "Defaulting Party"), the other Party (the "Non-Defaulting Party") may give notice to the Defaulting Party specifying the nature of such default and stating that the Non-Defaulting Party intends to terminate this Agreement (a "Default Notice"). If such default is not cured within 45 days of the date on which the Default Notice was provided, the Non-Defaulting Party may immediately terminate this Agreement upon notice to the Defaulting Party.

(b) Either Party may immediately terminate this Agreement by giving notice to the other Party upon the occurrence of any of the following events:

        (i) the other Party enters into proceedings in bankruptcy or insolvency;

        (ii) the other Party shall make an assignment of this Agreement for benefit of creditors;

        (iii) a petition is filed against the other Party under a bankruptcy law, a corporate reorganization law, or any other law for relief as a debtor (or similar law in purpose or effect); or

        (iv) the other Party enters into liquidation or dissolution proceedings.

(c) In the event of a (i) consolidation or merger of Conoco with or into any entity, other than an affiliate of Conoco, (ii) sale, transfer or other disposition of all or substantially all of the assets of Conoco or (iii) acquisition by any entity, or group of entities acting in concert (excluding acquisitions (x) by pension and mutual funds in which the trustees of such funds are not entitled to vote the securities or other interests of Conoco or (y) of securities of Conoco pursuant to a public offering of such securities), or beneficial ownership of 20 percent or more of the outstanding voting securities of Conoco, upon 30 days' prior notice to Conoco, DuPont may terminate any Transition Service that is provided by or through a DuPont information technology system (i.e., with respect to this Section 5.02(c), DuPont may not terminate any Third Party Service that is provided by CSC or any other third party that is not provided by or through a DuPont information technology system).

                  5.03 DUPONT LIABILITY DISCLAIMER. DUPONT SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES) TO CONOCO, OR TO ANYONE CLAIMING BY OR THROUGH CONOCO, FOR DUPONT'S CEASING TO PROVIDE ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THIS AGREEMENT (AND ANY EXTENSION THEREOF) OR THE TERMINATION OF A TRANSITIONAL SERVICE IN ACCORDANCE WITH SECTION
1.02 OR SECTION 1.05 OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH
SECTION 5.02, SECTION 7.07 OR SECTION 7.11. CONOCO SHALL INDEMNIFY DUPONT FROM AND HOLD DUPONT HARMLESS AGAINST AND WAIVES ANY AND

ALL RIGHTS, AT LAW OR IN EQUITY, THAT IT MAY HAVE TO BRING ANY SUIT, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, OR TO ANY CLAIMS, DAMAGES, LOSS, COSTS (INCLUDING ATTORNEYS' FEES AND EXPENSES), ACTIONS, OR LIABILITY AGAINST DUPONT OR DUPONT'S EMPLOYEES, AGENTS, ASSIGNEES, SUBSIDIARIES OR AFFILIATES ARISING OUT OF DUPONT'S CEASING TO PROVIDE ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THIS AGREEMENT (AND ANY EXTENSION THEREOF) OR THE TERMINATION OF A TRANSITIONAL SERVICE IN ACCORDANCE WITH SECTION 1.02 OR SECTION 1.05 OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 5.02, SECTION 7.07 OR SECTION 7.11.

                  5.04 Conoco Services Agreements. Conoco shall enter into a services agreement or agreements with CSC as described in the Letter Agreement entered into by and between CSC and Conoco on September 15, 1998, and set forth in Appendix B (the "Letter Agreement"). Any breach of the Letter Agreement by Conoco shall be deemed a breach of this Agreement.

                  5.05 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the Parties, the terms of Section 1.05,
Section 2.01, Section 2.03 (in respect of payments due by Conoco to DuPont),
Article 4, Section 5.03, Section 5.04, Section 5.05, Section 6.02, Section 7.03,
Section 7.05, Section 7.09, Section 7.16, Section 7.17 and Article 10 shall survive the expiration or any termination of this Agreement.


ARTICLE 6         INDEMNITIES.

                  6.01 Indemnity by the Parties for Third Party Claims. Each Party (the "Indemnifying Party") shall indemnify the other Party from and hold the other Party harmless against any losses, damages, liability, costs or expenses (including attorneys' fees and expenses) arising out of or relating to any third party claim:

(a) relating to personal injury (including death) or tangible property damage resulting from the Indemnifying Party's or its agents' acts or omissions; provided, however, that in the event any such liability is the result of the acts or omissions of both DuPont and Conoco, each of DuPont and Conoco shall be liable to indemnify the other only for its proportional fault;

(b) relating to work-related injury (except as may be covered by the Indemnifying Party's workers' compensation plan) or death, regardless of the cause or reason thereof, and regardless of the negligence of the other Party; or

(c) relating to any duties or obligations of the other Party or its agents accruing after the Effective Date with respect to a third party.

Each Party shall indemnify the other Party from any costs and expenses incurred in connection with the enforcement of this Section 6.01.

                  6.02 Term of Indemnity and Filing of Actions. The indemnities contained in this Article shall survive for a period of three years after the expiration or termination of this Agreement, and any claim for indemnity under this Article must be made by notice to the Indemnifying Party within one year after the discovery thereof.


ARTICLE 7         MISCELLANEOUS.

                  7.01 Amendments. This Agreement shall not be supplemented, amended or modified in any manner whatsoever (including by course of dealing or of performance or usage of trade) except in a writing signed by an authorized representative of each of the Parties.

                  7.02 Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign this Agreement or any rights herein without the prior consent of the other Party, which may be withheld for any or no reason.

                  7.03  Texas Deceptive Trade Practices - Consumer Protection
Act.

(a) DuPont and Conoco have each assessed their respective rights, liabilities, and obligations under the Texas Deceptive Trade Practices
         - Consumer Protection Act as set out in Texas Business & Commerce Code Annotated Section 17.41 et seq. (Vernon's) as interpreted by applicable case law (the "Act"). DuPont and Conoco each agree that the Act does not apply to either DuPont or Conoco because neither DuPont nor Conoco qualifies as a "Consumer" under Section 17.45(4) of the Act. However, in the event that either DuPont or Conoco is found to be a consumer under the Act, each of them waive their rights under the Act pursuant to Section 24(b) of the Act. In this regard, DuPont and Conoco each represent to one another that (i) neither of them is in a significantly disparate bargaining position and (ii) each of them is represented by legal counsel in seeking or acquiring the goods or services under this Agreement.

(b) WAIVER OF CONSUMER RIGHTS. EACH OF DUPONT AND CONOCO WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION
         17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. EACH OF DUPONT AND CONOCO, AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, VOLUNTARILY CONSENTS TO THIS WAIVER.

                  7.04 Notices. All notices, consents, requests, approvals, designations and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served, (a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with this Section 7.04(c); (b) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses (i.e., the Service Coordinators) or to such other address as the Party to be notified shall have specified to the other Party in accordance with this Section:

                  If to DuPont:

                  E. I. du Pont de Nemours and Company
                  Route 141 & 48
                  Wilmington, Delaware 19805, USA
                  Attention:        Lisa Palser
                  Fax number:       (302) 992-5929

                  With copy to:
                  Attention:        David Bankston
                  Fax number:       (302) 992-5929

                  If to Conoco:

                  Conoco Inc.
                  600 North Dairy Ashford
                  Houston, TX  77079
                  Attention:        W. R. Downing
                  Fax number:       (281) 293-2722

                  With copy to:
                  Attention:        Becky Hance
                  Fax number:       (281) 293-2722

                  7.05 Governing Law. This Agreement and the rights and obligations of the Parties shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

                  7.06 Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Articles or Sections in which they appear or to which they relate.

                  7.07 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided, however, that the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

                  7.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                  7.09 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person or entity, other than the Parties and their respective subsidiaries and affiliates, as the case may be, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

                  7.10 Reservation of Rights. Either Party's waiver of any of its rights or remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other rights or remedies which that Party shall have available to it, nor shall such waiver operate to waive the Party's rights to any remedies due to a future breach, whether of a similar or different nature (subject to any applicable limitations at law or otherwise). The failure or delay of a Party in exercising any rights granted to it hereunder shall not constitute a waiver of any such right and that Party may exercise that right at any time. Any single or partial exercise of any particular right by DuPont shall not exhaust the same or constitute a waiver of any other right.

                  7.11 Force Majeure. Any failure or omission by a Party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, a Year 2000 failure of a supplier of such Party, war, rebellion, insurrection riot, invasion, third party strike or lockout; provided, however, that such Party shall resume the performance whenever such cause or causes are removed. Notwithstanding the foregoing, if such Party cannot perform under this Agreement for a period of 45 days due to such cause or causes, either Party may terminate this Agreement by providing notice to the other Party.

                  7.12 Relationship of the Parties. It is expressly understood and agreed that in rendering the Transitional Services hereunder, DuPont is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose whatsoever. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express request and direction of the other Party).

                  7.13 Conflict. In case of conflict between the terms and conditions of this Agreement and any Appendix, the terms and conditions of this Agreement shall control and govern as it relates to the Transitional Service to which those terms and conditions apply.

                  7.14 Entire Agreement. All understandings, representations, warranties and agreements, if any, heretofore existing between the Parties regarding the Transitional Services are merged into this Agreement, including the Appendices attached hereto, which fully and completely express the agreement of the Parties with respect to the subject matter hereof. The Parties have entered into this Agreement after adequate investigation with neither Party relying upon any statement or representation not contained in this Agreement or Appendices attached hereto.

                  7.15 Language. This Agreement is executed in the English language, and any interpretation or construction of this Agreement shall be based solely on the English language official text.

                  7.16 WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION. EACH PARTY HEREBY (a) WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY MATTER OR RIGHT ARISING UNDER THIS AGREEMENT OR RELATING TO THE TRANSITIONAL SERVICES, (b) CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSITIONAL SERVICES SHALL BE LITIGATED IN ANY SUCH COURT, AND (c) WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDINGS IN ANY SUCH COURT.

                  7.17  Electronic Information Systems Security.

(a) On the Effective Date, Conoco shall execute, deliver and abide by the Electronic Information Systems Security Agreement (ELIS 0004E) set forth in Appendix F. In addition, Conoco shall abide by any specific security policies or requirements of DuPont's affiliates, third party agents or contractors, such as CSC or Andersen. Any exceptions to this
         Section 7.17 must be agreed by the Parties.

(b) No non-Conoco employee, performing work for Conoco, may access or use the Transitional Services without first signing a DuPont Electronic Information Security Agreement (ELIS Form 0004E). This shall include, but not be limited to, Conoco contractors, consultants or agents or employees of entities, directly or indirectly, having an ownership interest in Conoco.

(c) DuPont, through its affiliates, third party agents or contractors, such as CSC or Andersen, shall administer all access control and other security measures to be applied to Conoco's computer applications users of the Transition Services. DuPont, through its affiliates, third party agents or contractors, such as CSC or Andersen, reserves the right to define Conoco's access level to DuPont's systems and applications.

                  7.18 Compliance with Laws. Conoco, in the use of DuPont's or its affiliates, or third party's agent or contractors' systems, shall not violate any Federal, state or other governmental or any other country's statutes, laws, rules, regulations or ordinances, including, but not limited to, the United States Copyright Act of 1976, as amended. Nor shall Conoco cause or place any computer viruses, worms, Trojan horses, disabling code, time bombs or other similar software programs or routines to be loaded onto or affect any of DuPont's or its affiliates', third party agents' or contractors' software, hardware, networking or data systems.

                  7.19  References. In this Agreement and the Appendices to this
Agreement: (a) the Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Appendices; (b) references to any law, legislative act, rule, or regulation shall mean references to such law, legislative act, rule, or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule, or regulation replacing the previous law, legislative act, rule, or regulation; and (c) references to and mentions of the work "including" or the phrase "e.g." shall mean "including, without limitation".

                  7.20 Consents, Approvals and Requests. Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

                  7.21 Remarketing. Conoco or its affiliates, subsidiaries or divisions may not remarket all or any part of the Transitional Services, or make all or any portion of the Transitional Services available to any third party, without the prior consent of DuPont; provided, however, that Conoco or its affiliates, subsidiaries or divisions may use (but not resell as a separate product offering) the Transitional Services in providing services to third parties in the ordinary course of Conoco's or its affiliates', subsidiaries' or divisions' business.

                  7.22 DuPont hereby assigns and conveys to Conoco all of DuPont's rights set forth in Section 32.01(4)(a)(i) of the MSA, to the fullest extent that such rights may be assigned to Conoco by DuPont under the terms and conditions of the MSA. DuPont shall incur no liability to Conoco or its affiliates, subsidiaries or divisions in connection with the assignment of
Section 32.01(4)(a)(i) of the MSA to Conoco pursuant to this Section 7.22.

ARTICLE 8         MONITORING COMMITTEE.

                  8.01 Establishment. Both Service Coordinators of the Parties shall constitute the Monitoring Committee. Upon the agreement of the Parties, additional representatives may be appointed to serve on the Monitoring Committee.

                  8.02 Purpose. The purpose of the Monitoring Committee is to review the implementation of this Agreement and to use all reasonable efforts to resolve issues in an effort to ensure the smooth and efficient operation of this Agreement.

                  8.03 Frequency of Meetings. The Monitoring Committee shall meet once a month throughout the duration of this Agreement (or less frequently as agreed by the Parties) and as otherwise reasonably requested by either Party.

                  8.04 Meeting Procedure. The Monitoring Committee shall keep minutes of its meetings.


ARTICLE 9         DISPUTE RESOLUTION.

(a) The Parties understand and appreciate that long term mutual interests of the Parties will be best served by effecting a rapid and fair resolution of any claims or disputes that may arise under this Agreement or from any dispute concerning this Agreement's terms and conditions. Therefore, each Party agrees to use its best efforts to resolve all such claims or disputes as rapidly as possible on a fair and equitable basis.

(b) If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties, either Party may refer the matter to the Monitoring Committee which shall make a good faith effort to meet (including by telephone conference) and attempt to resolve the dispute within 15 days from the date on which the dispute was referred to it.

(c) If any dispute or claim arising under this Agreement cannot be resolved by the Monitoring Committee in accordance with the time period set forth in Section 9.01(b), either Party may refer the matter to a panel consisting of one senior executive from each Party that has not been directly involved in the dispute or claim (the "Executive Panel"). Each Party shall appoint its representative to the Executive Panel within five days from the date the dispute or claim was referred to the Executive Panel. The Executive Panel shall meet (including by telephone conference) and attempt to resolve the dispute or claim within 30 days from the date on which the dispute or claim was referred to it. Unless the Executive Panel otherwise resolves such dispute in writing, either Party may pursue its rights and remedies under this Agreement after the end of such 30-day period.


ARTICLE 10        PARENT GUARANTEE.

                  Each Party hereby guarantees the performance of its affiliates, subsidiaries and divisions under this Agreement and any applicable services agreements for similar services in the countries set forth in Appendix G.

ARTICLE 11       INFORMATION TECHNOLOGY SEPARATION COSTS

To effect the logical separation of Conoco and DuPont information technology:

(a) DuPont, or its designee, and Conoco will obtain and DuPont, or its designee, be responsible for payment of (i) software consent or license fees required to transfer, assign, or replace on behalf of Conoco those shared operating systems software licenses, utility software licenses and applications software licenses, in each such case, on mainframe, midrange and distributed computers and telecommunications equipment that are shared by the Parties and in effect as of the Effective Date and any related external labor costs to effect such transfers, assignments or replacements and (ii) external labor costs to (x) identify software and hardware maintenance agreements shared by the Parties and in effect as of the Effective Date and (y) create separate "duplicate" agreements for each Party where required by such software or hardware agreements or as the Parties otherwise agree;

(b) DuPont, or its designee, will be responsible for payment of actual external labor costs:

          (i) incurred by the Parties necessary to plan, architect and effect the logical separation of the Parties' information technology computing and networking infrastructure in effect as of the Effective Date. Such logical separation requires (t) separating the mainframe environments, (u) network design and addressing for a logically separated environment, (v) relocating users from shared environments to stand-alone environments, (w) implementing sufficient security to effect logical separation of the networks,
              (x) setting-up and installing replacement hardware, (y) setting-up separate e-mail environments and (z) any such other separations as the Parties may agree;

          (ii) incurred by the Parties necessary to plan, architect and effect any physical separation of the Parties' information technology networking infrastructure in effect as of the Effective Date to the extent such separation is required by regulatory requirements; and

          (iii) incurred by the Parties, including payments in respect of any new external replacement contractors for internal staff, necessary to effect the planned separation of the Parties' applications systems; provided, however, that such payments shall not include any application development costs in respect of replacement applications or enhancements in functionality;

         provided, however, that in each such case, DuPont, or its designee, shall not be liable for any payments in respect of (i) through (iii), unless and until Conoco obtains DuPont's pre-approval of each applicable (x) statement of work and (y) technical design specification (e.g., including implementation and financial responsibilities of the Parties, any third parties' involvement and estimated costs) in respect of such payments. DuPont shall provide a response to Conoco with respect to a submission by Conoco for pre-approval of a completed statement of work and technical design specification in accordance with this paragraph no later than 20 days after the date on which such completed materials are submitted to DuPont (such date being known as the "Response Date"). If Conoco fails to obtain DuPont's approval in accordance with the preceding sentence, the Parties shall expeditiously work in good faith with each other to resolve the basis for any such failure. Neither Party may submit any dispute in connection with the preceding sentence sooner than the date 30 days after the Response Date. With respect to the aforementioned separation of Conoco and DuPont information technology, each party shall have the right to review and reject any technical design specification or other instruction submitted by the other party, or to a third party, if such specification or instruction materially adversely impacts such other party's electronic security, computer systems, networks, applications or the receipt of services from a third party.

(c) In no event shall any amounts payable by DuPont, or its designee, pursuant to this Article 11 include any costs incurred by Conoco or its affiliates, subsidiaries or divisions in connection with its negotiation of any third party agreement that expires or otherwise terminates after the Effective Date.

(d) Upon notice from DuPont, Conoco and its affiliates, subsidiaries and divisions shall provide DuPont, or its designee, with access to such financial records and supporting documentation as may be requested by DuPont, or its designee, for the purpose of performing an audit of the accuracy of the separation costs paid by DuPont, or its designee, pursuant to this Article 11. Any such audit shall be conducted at DuPont's expense. In the event that it is determined by an audit conducted pursuant to this paragraph that Conoco overcharged DuPont, Conoco shall pay to DuPont the amount of such overcharge.

         IN WITNESS WHEREOF, each of DuPont and Conoco has caused this Agreement to be signed and delivered by its duly authorized representative.

                                    E. I. DU PONT DE NEMOURS AND COMPANY

                                    By:
                                       ---------------------------------------

                                    Title:
                                          ------------------------------------

                                    CONOCO INC.

                                    By:
                                       ---------------------------------------

                                    Title:
                                          ------------------------------------

                                      LEASE

                  1. PARTIES. THIS LEASE is made this ______day of __________________, 1998 between CONOCO INC., a Delaware corporation, of 600 North Dairy Ashford, Houston, Texas, 77079 ("LANDLORD"), and E. I. DUPONT DE NEMOURS AND COMPANY, a Delaware corporation, of 1007 Market Street, Wilmington, Delaware 19898 ("TENANT").

                  2. PREMISES LEASED. LANDLORD hereby lets and leases unto TENANT and TENANT hereby hires and takes from LANDLORD the following office and data center space at LANDLORD'S Ponca City, Oklahoma Site, and as further described on Exhibit "A", attached hereto and made a part hereof, including the use of adjacent parking and common areas all as listed on Exhibit "B" attached hereto and made a part hereof; All LEASED PREMISES shall be accepted by TENANT in their current "AS IS" condition with no express or implied warranties, but all office furniture shall remain the property of LANDLORD. Access to the LEASED PREMISES shall be governed in accordance with the terms of this Lease.

                  3. APPURTENANT RIGHTS. TENANT shall have right to use the following additional areas outside the LEASED PREMISES as described in Exhibit "C", attached hereto and made a part hereof, for the sole and exclusive purposes of delivery of information technology services, including without limitation data center, telecommunications services and general office uses pertaining thereto.

                  The areas described in Exhibits A, B, and C are hereinafter referred to as the "LEASED PREMISES"

                  4. SERVICES. LANDLORD shall supply to TENANT at the LEASED PREMISES the following additional services as set forth on Exhibit "D" attached hereto and made a part hereof. Any services not listed on Exhibit D requested by TENANT must be approved in advance by LANDLORD.

                  5. RELOCATION. Upon ninety (90) days prior written notice, LANDLORD may re-locate all or part of TENANT'S office space but not the Computer Data Center space at LANDLORD'S sole cost and expense to other alternate, mutually agreed upon, similar office space which is equally accessible to the Computer Data Center that is a portion of the LEASED PREMISES at LANDLORD'S Ponca City, Oklahoma Site. All such re-locations shall be performed in a manner that does not materially interfere with TENANT'S operations.

                  6. USE. TENANT or Computer Sciences Corporation, ("CSC"), Andersen Consulting, L.L.P. ("Andersen") or other third parties providing similar services, shall use and occupy the LEASED PREMISES solely and exclusively for the delivery of information technology services, including, without limitation, data center, telecommunication services, and general office purposes pertaining thereto.

                  TENANT shall use the LEASED PREMISES in a reasonably efficient manner. To the extent that TENANT operates the LEASED PREMISES in an inefficient manner that materially increases the facilities costs incurred by

LANDLORD, LANDLORD shall promptly notify TENANT to take corrective action and after notification, LANDLORD reserves the right to escalate the rent payable hereunder, but only to the extent such excess facilities costs are attributable to TENANT.

                  7. TERM. The term of this Lease shall be for a period commencing with the date of this Lease and terminating at midnight on May 30, 2007.

                  8. RENT. TENANT'S rent shall be the annual sum of Seven Hundred Fifty Thousand ($750,000.00) Dollars, payable in advance in equal monthly installments of Sixty Two Thousand Five Hundred ($62,500.00) Dollars. Said rental shall include the costs of all real estate taxes for the LEASED PREMISES, all utilities used by TENANT at the LEASED PREMISES, and the cost of services provided pursuant to Section 4 of this Lease. Notwithstanding the foregoing, to the extent there is an increase of fifty percent (50%) or more to the cost of electricity incurred by LANDLORD at the LEASED PREMISES as of the date of this Lease, then LANDLORD reserves the right to increase the rent payable hereunder to reflect any increase in such cost of electricity incurred by LANDLORD and attributable to TENANT'S use of the LEASED PREMISES.

                  9. TERMINATION. TENANT may terminate this Lease at any time during the term hereof by giving LANDLORD twelve (12) months prior written notice. If TENANT does not give the required twelve (12) months prior written notice then

TENANT may still terminate this Lease upon written notice but shall pay an amount equal to the lesser of (i) the rent for twelve (12) months minus the number of months after the notice of termination in which TENANT remains on the LEASED PREMISES and pays rent, or (ii) the rent for the remainder of the term of this Lease as liquidated damages. TENANT shall bear all costs incurred by it in moving from the LEASED PREMISES upon termination.

                  LANDLORD may terminate this Lease at any time during the period hereof by giving TENANT twelve (12) months written notice. If LANDLORD terminates this Lease, any direct and actual documented relocation costs (including Data Center and employee relocation costs) associated with moving TENANT from the LEASED PREMISES shall be borne by LANDLORD.

                  10. LANDLORD'S AND TENANT'S COVENANTS. TENANT and LANDLORD covenant and agree as follows:

                  (a) TENANT shall use and occupy the LEASED PREMISES in a careful and proper manner; and shall not commit or permit waste or damage to the LEASED PREMISES;

                  (b) TENANT shall comply with such lawful requirements of Federal, State and local authorities as relate to its use and occupancy of the LEASED PREMISES and shall not use such LEASED PREMISES for any unlawful purpose or act;

                  (c) TENANT shall comply with all of LANDLORD'S standard policies and procedures as in effect from time to time with respect to the LEASED PREMISES, including but not limited to procedures for the physical security of the LEASED PREMISES; provided, however, LANDLORD shall provide notice to TENANT of such policies and procedures. To the extent that any changes in LANDLORD'S standard policies and procedures may affect the delivery of information, telecommunication, and technology services, then such changes in the policies and procedures must be mutually agreed upon by LANDLORD and TENANT.

                  (d) TENANT acknowledges and agrees that the LEASED PREMISES let hereunder shall be jointly occupied by both LANDLORD and TENANT AND TENANT shall permit LANDLORD and LANDLORD's contractors, employees, agents and representatives to enter upon the LEASED PREMISES at any time for the purpose of delivering information technology services and other ancilliary services or to perform facilities-related services; provided, however, that LANDLORD shall not unduly interfere with TENANT's operations.

                  (e) Unless otherwise prohibited by law, LANDLORD will provide TENANT with twenty four (24) hours prior notice for the purpose of making inspection and to determine that the LEASED PREMISES are in compliance with all applicable Federal, State and local laws, rules and regulations, and for any other purpose deemed necessary by LANDLORD.

                  (f) LANDLORD shall pay all taxes assessed against the LEASED PREMISES.

                  (g) Except for damage to the LEASED PREMISES caused by TENANT, LANDLORD shall be responsible for the costs of all maintenance and repairs of the LEASED PREMISES and the building(s) of which the LEASED PREMISES is a part.

                  (h) TENANT shall make no alterations or improvements to the LEASED PREMISES without the prior written consent of LANDLORD. Such consent shall specify whether said modification or alteration must be removed at the end of the term. Any alterations or modifications to the LEASED PREMISES will be requested by TENANT in writing, and, if approved by LANDLORD, shall be paid by LANDLORD, but only to the extent that such alterations or modifications are necessary to continue to provide, improve, or enhance information technology services to LANDLORD. All other alterations or modifications to the LEASED PREMISES shall be paid by TENANT. No alterations and modifications to the LEASED PREMISES which would or could adversely affect the marketability or market value of the LEASED PREMISES shall be permitted without the prior written consent of the LANDLORD. Consent shall not be unreasonably withheld to the extent that the alterations and modifications to the LEASED PREMISES are necessary to continue to operate and use the data center and enable the data center to adapt to changing technology. To the extent LANDLORD requests the removal of any such alterations and modifications, TENANT shall pay the removal costs of all alterations and modifications paid for by TENANT, and shall restore such space to the condition it was in prior to the alterations and modifications. If LANDLORD elects to remove or restore the alterations and modifications it paid for, LANDLORD shall do so at its cost.

                  11.  HAZARDOUS MATERIALS

                  a. TENANT shall not cause or permit any Hazardous Material (as defined in Subparagraph b. below) to be handled, stored or used in or about the LEASED PREMISES by TENANT, its agents, employees, contractors or invitees, in violation of any statute, law, rule or regulation of any governmental authority having jurisdiction without the prior written consent of LANDLORD. TENANT hereby indemnifies LANDLORD from and against any breach by TENANT of the obligations stated in the preceding sentence, or from and against any losses (as hereinafter defined) resulting from the use, disposal or release in violation of any law, of Hazardous Materials handled, stored or used in or about the LEASED PREMISES by TENANT, its agents, employees, contractors or invitees, and agrees to defend and hold LANDLORD harmless from and against any and all loss, damage, cost and/or expense (including, without limitation, diminution in value of the LEASED PREMISES, damages for the loss or restriction on use of rentable or usable space damages arising from any adverse impact on marketing of LEASED PREMISES and fees collectively, "Losses") which arise during or after the term of this lease as a result of such breach or from and against any losses (as hereinafter defined) resulting from the use, storage, disposal or release in violation of any Laws of Hazardous Materials brought, kept or used in or about the LEASED PREMISES by TENANT, its agents, employees, contractors or invitees. This indemnification of LANDLORD by TENANT includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the LEASED PREMISES which results from TENANT'S operations or from and against any losses (as hereinafter defined) resulting from the use, disposal or release in violation of any Laws as a result of Hazardous Materials handled, stored or used in or about the LEASED PREMISES by TENANT, its agents, employees, contractors or invitees. Without limiting the foregoing, if the presence of any Hazardous Material on or about the LEASED PREMISES caused or permitted by TENANT results in any contamination in or about the LEASED PREMISES TENANT shall promptly take all actions at its sole expense as are necessary to return the LEASED PREMISES to the condition existing prior to the introduction of such Hazardous Material; provided that LANDLORD'S approval of such actions, and that of the U.S. Environmental Protection Agency, if necessary, ("USEPA") of the contractors to be used by TENANT in connection therewith, shall first be obtained.

                  b. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste or constituent, extremely hazardous waste or "restricted hazardous waste" or similar term under the law of the jurisdiction where the property is located or (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iii) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq. (42 U.S.C. Section 6903), or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C.
Section 9601).

                  c. As used herein, the term "Laws" means any applicable federal, state, or local laws, ordinances, or regulations relating to any Hazardous Material affecting the LEASED PREMISES, including, without limitation, the laws, ordinances, and regulations referred to in Subparagraph b above.

                  The indemnifications in this Paragraph 11 shall survive for a period of one (1) year after the termination or earlier expiration of this Lease.

                  12. QUIET AND PEACEABLE POSSESSION. If TENANT performs the requirements hereof on its part to be performed, it shall have quiet and peaceable possession and enjoyment of said LEASED PREMISES during the term aforesaid.

                  13. INSURANCE. TENANT shall be responsible for acquiring and maintaining Commercial General Liability (occurrence form including Contractual Liability) in a combined single limit for Bodily Injury and Property Damage of $1,000,000.00 per occurrence. The policy shall name LANDLORD as an additional insured, naming itself and TENANT as insureds as their interest may appear. TENANT shall also provide for the insurance of the contents of the LEASED PREMISES. TENANT shall be permitted to provide such insurance through its self-insurance program. LANDLORD shall provide Fire and Extended Coverage insurance for the improvements to the LEASED PREMISES in their full insurable value. All such policies shall include a waiver of subrogation against TENANT and/or LANDLORD, their employees, agents and contractors. LANDLORD may provide such insurance through its self insurance program.

                  14. LOCAL RULES. TENANT shall comply with all local LANDLORD safety rules, procedures, and site policies including the use of dining rooms, cafeterias, fitness facilities and other ancillary services, as from time to time are in effect, and as further described in the Safety, Security and Construction Procedures attached as Exhibit "E" attached hereto and made a part hereof.

                  15. ASSIGNMENT AND SUBLETTING. TENANT may not assign this Lease or sublet said LEASED PREMISES or any part thereof for any lawful business without the prior written consent of LANDLORD, (which consent may not be unreasonably withheld). If TENANT makes a written request to LANDLORD for consent to assign or sublet, and if LANDLORD approves, TENANT shall remain liable for the performance of its covenants hereunder. A change of service provider shall not be deemed an assignment or sublease; provided, however, (i) TENANT provides LANDLORD with ninety (90) days written notice prior to any such change and, further provided; that (ii) LANDLORD reserves the right to prohibit any change in service provider who, in LANDLORD'S judgment, is a competitor, or is controlled in whole or in part by a competitor, of any of LANDLORD'S businesses. Notwithstanding the foregoing, to the extent that LANDLORD enters into the information technology business, LANDLORD cannot prohibit transfer to another information technology service provider.

                  16. DEFAULT AND NOTICE. In the event either party hereto materially defaults in carrying out any of such party's covenants and agreements contained herein, and does not cure or is not diligently working to cure such default for a period of ninety (90) days after written demand for compliance has been made, such default shall, at the option of the party not in default, terminate this Lease. If TENANT is in default and LANDLORD terminates this Lease, then TENANT shall have twelve (12) months to vacate the LEASED PREMISES; provided however, TENANT's obligation to pay rent hereunder shall survive termination of this Lease for the aforementioned period of up to twelve (12) months during which time TENANT vacates the LEASED PREMISES. Notices pursuant to this Lease shall be sent certified mail, return receipt requested, to TENANT at 1007 Market Street, Wilmington, Delaware 19898, Attention: Corporate Real Estate; and to LANDLORD at 1000 S. Pine, Ponca City, Oklahoma, 74604, Attention:
Director Facility Management, or at such other place as LANDLORD and TENANT, respectively, may in writing designate.

                  17. CASUALTY. To the extent that there is loss or other damage to all or any portion of the LEASED PREMISES, LANDLORD shall at its expense substitute additional space acceptable to TENANT so that TENANT can perform its obligations under the MSA or similar agreements.

                  18. EMINENT DOMAIN. To the extent that all or any portion of the LEASED PREMISES is taken by the exercise of eminent domain, LANDLORD shall at its expense substitute additional space acceptable to TENANT in order that TENANT shall be able to perform its obligations under the MSA or similar agreements.

                  19. SUCCESSION. The covenants and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

                  20. FORCE MAJEURE. Any failure or omission by LANDLORD or TENANT in the performance of any obligation under this Lease shall not be deemed a breach of this Lease or create any liability, if the same arises from any cause or causes beyond the control of LANDLORD or TENANT, including but not limited to the following, which, for purposes of this Lease shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, hurricane, government direction or regulation, acts of the public enemy, war, rebellion, insurrection, riot, invasion, third party strike or lockout; provided, however, that LANDLORD and TENANT, as the case may be, shall resume the performance whenever such cause or causes are removed.

                  21. ENTIRE AGREEMENT. All understanding, representations, warranties and agreements, if any, heretofore existing between LANDLORD and TENANT regarding this Lease and the LEASED PREMISES are merged into this Lease, including the exhibits attached hereto, which fully and completely express the agreement of LANDLORD and TENANT with respect to the subject matter hereof. LANDLORD and TENANT have entered into this Lease after adequate investigation with neither relying upon any statement or representation not contained in this Lease agreement or the exhibits attached hereto.

                  22. DISPUTE RESOLUTION.

                  (a) The parties agree to make a diligent, good faith attempt to resolve all disputes arising under this Lease. In the event this Lease requires any dispute to be resolved by Dispute Resolution, the aggrieved party shall promptly (or within the period of time required herein) notify the other party to this Lease of the dispute. If the parties shall have failed to resolve the dispute within ten days after delivery of such notice, either party may submit the dispute to be settled by arbitration in the County of Kay, Oklahoma in accordance with the provisions of this Paragraph 22 and the then existing rules of the American Arbitration Association (or at any other place or under any other form of arbitration mutually acceptable to the parties). The dispute in question shall be settled by two independent arbitrators, one chosen by TENANT and one by LANDLORD. TENANT or LANDLORD, as the case may be, shall deliver a notice to the other appointing its arbitrator within 15 days after receipt from the other of a notice appointing its arbitrator. If, within 30 days after appointment of the two arbitrators, they are unable to agree upon the determination in question, a third independent arbitrator shall be chosen within ten days thereafter by mutual consent of the first two arbitrators or, if the first two arbitrators fail to agree upon the appointment of a third arbitrator, such appointment shall be made in accordance with the rules of the American Arbitration Association, or any organization successor thereto, from a panel of qualified arbitrators. The decision of the arbitrators so appointed and chosen shall be given within 30 days after the selection of the third arbitrator. If three arbitrators shall be appointed and the determination of one arbitrator is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such arbitrator shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on TENANT and LANDLORD; otherwise the average of all three determinations shall be binding and conclusive on TENANT and LANDLORD. Each party shall bear its own costs and expenses of arbitration unless otherwise provided for herein or directed by the arbitrator or arbitrators. The parties shall each abide by and perform any resulting arbitration award. The arbitration award, when issued, shall be final and shall be enforceable in any court of competent jurisdiction.

                  (b) While any dispute under this Lease is unresolved, the parties shall continue to perform their obligations hereunder to the extent possible notwithstanding such dispute.

                  23. GOVERNING LAW. This Lease shall be governed under the laws of the State of Oklahoma without regard to conflict of law principals.

                  24. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Lease is intended or shall be construed to confer upon or give any person or entity, other than LANDLORD and TENANT, as the case may be, any rights or remedies under or by reason of this Lease or any transaction contemplated thereby.
                  25. NOTICE. All notices, consents, requests, approvals, designations and other communications provided for or required herein must be in writing and shall be deemed validly given, made or served (i) when delivered personally or by facsimile transmission to the number indicated below (with confirmation copy sent upon request of the receiver); (ii) by overnight mail;
(iii) or on the fifth day after deposited in any depository regularly maintained by the United States Postal Service, postage pre-paid, certified or registered mail, return receipt requested, addressed to the following or to such other address as the party to be notified shall have specified to the other party in accordance with this paragraph:

                  If to LANDLORD:
                  Conoco Inc.
                  1000 South Pine
                  Ponca City, Oklahoma
                  Attention:  Director Facility Management
                  Fax Number (580) 767-1077

                  If to TENANT:
                  E. I du Pont de Nemours and Company
                  1007 Market Street
                  Wilmington, Delaware 19898, USA
                  Attention: Corporate Real Estate
                  Fax Number: (302) 774-1077

                  26. MEMORANDUM OF LEASE. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of Lease.

                  27. COUNTERPARTS. This Lease may be executed in two or more counterparts each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, LANDLORD and TENANT have executed this Lease the day and year first above written.

WITNESS:                               CONOCO INC.

                                       By:
---------------------------               ---------------------------------
                                       Title:
                                             ------------------------------


WITNESS:                               E. I. DUPONT DE NEMOURS AND COMPANY

                                       By:
---------------------------               ---------------------------------
                                       Title:
                                             ------------------------------


Ponca City Data Center Lease-4